AMENDMENT FIVE TO MARKETING AGREEMENT


This document is Amendment Five to the Marketing Agreement made and entered into effective June 1, 1993, (the "Agreement"), by and between American National Insurance Company ("American National") a Texas corporation, and Legacy Marketing Group ("LMG"), a California corporation.

In consideration of mutual covenants contained herein, the parties agree as follows:

3. Section 3.1 of the Agreement is hereby deleted in its entirety and the following new Section 3.1 shall be substituted therefor:

     "3.1 Subject to termination as hereinafter provided, this Agreement shall remain in force and effect until the close of business on March 31, 1999, the initial term of this Agreement. This Agreement may be renewed by mutual agreement for successive terms of one (1) year unless terminated by either party by prior written notice to the other at least one hundred eighty
     (180) days prior to the end of the initial term or the renewal term."

4. Except as specifically amended hereby, all terms and provisions of the Marketing Agreement shall remain in full force and effect.


LEGACY MARKETING GROUP                   AMERICAN NATIONAL INSURANCE
                                         COMPANY


By: /s/ R. Preston Pitts                 By: /s/ James E. Pozzi
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Title: PRESIDENT                         Title: EXECUTIVE VICE PRESIDENT
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Witness: /s/ Stephanie Molteni           Witness: /s/ Sherry Zimmerman
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Date: 12/18/98                           Date: 12/22/98
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